Exhibit 99.1

Selectica Announces Second Quarter Financial Results

Company Posts 64% Year-over-Year Growth in Contract Management Revenue

SAN JOSE, Calif.—(BUSINESS WIRE)—Oct. 29, 2009—Selectica (NASDAQ: SLTC), a leading provider of contract lifecycle management and sales configuration solutions, today announced financial results for its second quarter for the period ending September 30, 2009.

Highlights:

•	Six new contract lifecycle management customers, including three Fortune 500 companies and a top 20 commercial bank.

•	$3.7 million in total revenue, representing 19% year-over-year growth; contract management revenue of $2.3 million, representing 64% year-over-year growth.

•	21% reduction in year-over-year operating expenses; fourth consecutive quarter of reduced operating expenses.

•	Released Selectica Contract Lifecycle Management 4.0, which delivers industry-leading capabilities for managing contract amendments and a new user interface framework that improves productivity.

•	Appointed Todd Spartz chief financial officer. Mr. Spartz brings more than 15 years’ experience to the company.

“I am pleased with our performance in acquiring new customers while improving our cost structure,” said Brenda Zawatski, chairman of Selectica. “We continued to grow our pipeline, and our relationship with EMC has already resulted in our first joint customer. Our strategy is delivering solid results and I believe we are well positioned for growth.”

Revenue for the second quarter of fiscal 2010 was $3.7 million, compared to $3.2 million for the first quarter of fiscal 2010 and $3.1 million for the second quarter of fiscal 2009. Net loss for the second quarter of fiscal 2010 was $1.1 million, or $(0.02) per share, compared to a net loss of $3.0 million, or $(0.05) per share, in the first quarter of fiscal 2010 and a net loss of $3.0 million, or $(0.10) per share, in the second quarter of fiscal 2009. Cash, cash equivalents, and short-term investments were $18.3 million as of September 30, 2009.

Contract lifecycle management revenue for the second quarter of fiscal 2010 was $2.3 million, or 62% of total revenues, compared with $1.4 million, or 45% of total revenue, for the second quarter of fiscal 2009. Sales configuration revenue for the second quarter of fiscal 2010 was $1.4 million, or 38% of total revenues, compared with $1.7 million, or 55% of total revenue, for the second quarter of fiscal 2009.

Conference Call:

Selectica will host a conference call to discuss its financial results today at 5:00 p.m. EDT (2:00 p.m. PDT). To access the conference call by phone, dial (800) 762-8973. The conference call will also be webcast live via the Internet and can be accessed on the investor relations section of the company’s website (www.selectica.com). An archive of the webcast will be available in the same location shortly after the completion of the call.

About Selectica, Inc.

Selectica (NASDAQ: SLTC) provides Global 2000 companies with solutions that automate complex contract management and sales configuration processes. Selectica’s enterprise solutions streamline critical business functions including sales, procurement, and corporate governance, and enable companies to eliminate risk, increase revenue, and cut costs. Selectica customers represent leaders in manufacturing, technology, retail, healthcare, and telecommunications, including Bell Canada, Cisco, Covad Communications, Fujitsu, Hitachi, International Paper, ManTech, Levi Strauss & Co., Qwest Communications, and Rockwell Automation. For more information, visit www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues:

License	$945	$156	$1,377	$912
Services	2,756	2,979	5,539	5,990

Total revenues	3,701	3,135	6,916	6,902

Cost of revenues:
License	38	51	89	102
Services	1,261	1,159	2,646	2,345

Total cost of revenues	1,299	1,210	2,735	2,447

Gross profit	2,402	1,925	4,181	4,455

Operating expenses:
Research and development	749	970	1,792	2,117
Sales and marketing	1,103	1,353	2,302	3,114
General and administrative	1,457	1,842	2,915	2,974
Litigation settlement	2	—	7	47
Legal costs related to special investigation	91	—	438	—
Restructuring	23	293	847	673
Professional fees related to stock option investigation	—	16	—	35

Total operating expenses	3,425	4,474	8,301	8,960

Operating loss	(1,023)	(2,549)	(4,120)	(4,505)
Interest and other income (expense), net	(49)	(382)	(171)	(598)

Loss before provision for income taxes	(1,072)	(2,931)	(4,291)	(5,103)
Provision (benefit) for income taxes	—	19	(179)	37

Net loss	$(1,072)	$(2,950)	$(4,112)	$(5,140)

Basic and diluted net loss per share	$(0.02)	$(0.10)	$(0.07)	$(0.18)

Reconciliation to non-GAAP net loss
Net loss	$(1,072)	$(2,950)	$(4,112)	$(5,140)
Litigation settlement	2	—	7	47
Legal costs related to special investigation	91	—	438	—
Restructuring	23	293	847	673
Professional fees related to stock option investigation	—	16	—	35

Non-GAAP net loss	$(956)	$(2,641)	$(2,820)	$(4,385)

Non-GAAP basic and diluted net loss per share	$(0.02)	$(0.09)	$(0.05)	$(0.15)

Weighted average shares outstanding for basic and diluted net loss per share	55,644	28,712	55,609	28,703

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2009	March 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$18,069	$23,256
Short-term investments	197	196
Accounts receivable	3,400	5,598
Prepaid expenses and other current assets	1,628	2,485

Total current assets	23,294	31,535

Property and equipment, net	599	1,060
Other assets	190	672

Total assets	$24,083	$33,267

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of note payable to Versata	$786	$786
Accounts payable	1,945	3,133
Restructuring liability	332	1,265
Accrued payroll and related liabilities	454	720
Other accrued liabilities	781	1,520
Deferred revenue	3,386	3,931

Total current liabilities	7,684	11,355

Note payable to Versata	4,315	4,588
Other long-term liabilities	63	48

Total liabilities	12,062	15,991

Stockholders’ equity	12,021	17,276

Total liabilities and stockholders’ equity	$24,083	$33,267

Source: Selectica, Inc.

Selectica, Inc.

Allen Pogorzelski, 408-545-2531 (Media)

pr@selectica.com

Scott Wilson, 415-785-7945 (Investors)

ir@selectica.com